UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2015

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 16, 2015, Whiting Oil and Gas Corporation, a Delaware corporation (“Whiting”), BNN Redtail, LLC, a Delaware limited liability company and indirect subsidiary of Tallgrass Energy Partners, LP (the “Partnership”) (“BNN Redtail”) and BNN Western, LLC, a newly formed Delaware limited liability company (“BNN Western”), entered into a definitive Transfer, Purchase and Sale Agreement (“Purchase Agreement”), pursuant to which BNN Redtail acquired 100% of the outstanding membership interests of BNN Western from Whiting in exchange for total cash consideration of $75 million (the “Acquisition”). BNN Western owns and operates Whiting’s Redtail Saltwater Disposal and Fresh Water System, located in Weld County, Colorado, which includes, among other things: (i) a fresh water delivery system and a produced water disposal system, which together comprise 62 miles of pipeline; (ii) seven fresh water ponds with 2.4 million barrels of storage; and (iii) three disposal wells. In connection with the Acquisition, BNN Western entered into a five-year fresh water service contract and nine-year gathering and disposal contract with Whiting, which include the dedication by Whiting of approximately 148,000 acres of production.

The Purchase Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Partnership, BNN Western, BNN Redtail or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, BNN Western, BNN Redtail or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The above descriptions do not purport to be complete descriptions of the Purchase Agreement and are qualified in their entirety by the contents of the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On December 16, 2015, the Partnership issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 to Form 8-K, the information attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Transfer, Purchase and Sale Agreement, dated as of December 16, 2015, by and between Whiting Oil and Gas Corporation, BNN Western, LLC and BNN Redtail, LLC.

99.1	Press Release of Tallgrass Energy Partners, LP, dated December 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Date: December 16, 2015

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Transfer, Purchase and Sale Agreement, dated as of December 16, 2015, by and between Whiting Oil and Gas Corporation, BNN Western, LLC and BNN Redtail, LLC.

99.1	Press Release of Tallgrass Energy Partners, LP, dated December 16, 2015.